EXHIBIT 10.24

US UNWIRED INC.

KEY EMPLOYEE RETENTION

PLAN

I. Purpose

This Key Employee Retention (the “Plan”) is intended to allow US Unwired Inc. (“US Unwired”) and its subsidiaries and affiliated companies (collectively, the “Company”) to retain a select group of employees who will be involved in the restructuring of the Company and/or Company operations during the restructuring who will contribute to maximizing the value of the Company. This Plan will provide a financial incentive by offering retention payments to such employees who continue their employment with the Company prior to and during any restructuring of the Company, subject to the terms and conditions of this Plan.

II. Eligibility

Employees of the Company designated by the US Unwired Compensation Committee (the “Committee”), in its sole discretion, will be eligible to participate in the Plan and such designated employees are listed on Schedule “A”. Such employees shall be notified in writing of such participation, subject to the terms of this Plan (each Plan participant shall be referred to herein generally as a “Participant”). Any Participant who also has a written agreement with the Company will continue to receive the benefits of the written agreement in addition to the benefits set forth in the Plan.

III. Administration

A. Powers of the Committee. The Plan shall be administered by the Committee or its designee, which shall have the power to do all things necessary or convenient to effect the intent and purposes of the Plan, including the sole discretion to interpret the Plan; provide rules for the management, operation and administration of the Plan; reasonably construe the Plan to the fullest extent permitted by law, which shall be final and conclusive upon all persons; correct any defect, supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem appropriate in its sole discretion to carry the same into effect; make reasonable determinations as to a Participant’s eligibility for benefits under the Plan, approve the amount of payments required under the Plan, and determine who shall receive any payment under the Plan other than those Participants set forth in Schedule “A”.

For purposes of this Plan, “Cause” shall be as determined to be as follows: (A.) fraud or material dishonesty; (B.) intentional or willful or grossly negligent injury to the Corporation; (C.) criminal conduct in relation to employment; or (D.) the Participant’s willful and continued failure to perform substantially his duties (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to him by the Company’s CEO (and in the case of the CEO the Company’s Chairman of the Board) which specifically identifies the manner in which he has not substantially performed his duties; except that in the case of a Participant who has an employment agreement in effect with the Company in which “cause” is defined, “Cause” shall be determined in accordance with such definition.

All decisions and determinations of the Committee on all matters relating to the Plan shall be conclusive. Members of the Committee shall not be liable for any action taken or decision made relating to the Plan or any award hereunder. The Company shall indemnify and hold harmless the Committee, and its individual members against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct.

B. Committee Oversight. The actions of the Committee in connection with this Plan shall be subject to review and approval by the Board of Directors. The members of the Committee shall be appointed by the Board of Directors of the Company. The Board shall fill any vacancy and shall have the power, in its discretion, to remove any member of the Committee.

IV. Plan Payments

The amounts payable to Retention Participants under this Plan shall not exceed One Million Nine Hundred Thousand dollars ($ 1,900,000), subject to the terms and conditions of this Plan and to any downward adjustment that the Committee may make in its sole discretion.

V. Termination of Participation

An employee’s participation in the Plan shall automatically terminate, and all eligibility for further payments under any section of this Plan shall cease, without notice to or consent of such employee, upon the first to occur of the following with respect to such employee: (A) termination of employment for Cause, or (B) voluntary termination of employment by the employee for any reason, or (C) the employee’s death or Disability, as that term is defined herein.

VI. Retention Payments

A. Annual Retention Targets. Each Retention Participant’s retention payment shall be calculated on an annual basis for each of the two years ending on March 31, 2004 and March 31, 2005 (each, a “Plan Year”). Prior to April 1, 2003 the Committee has determined, in its sole discretion, each Retention Participant’s retention payment opportunity for the two Plan Years (each an “Annual Retention Target”) as a range of percentages of his or her annual “Base Salary” (as defined herein) which is set forth herein as Exhibit “B”.

For purposes of this Plan, “Base Salary” means a Participant’s base compensation at his or her regular hourly, monthly or other rate in effect at the Effective Date (as defined herein).

B. Determination and Distribution of Annual Retention Payments. Each Retention Participant’s Annual Retention Payment (as defined below) shall be determined and distributed, as follows:

1. Retention Payment. At the end of each Plan Year, the Committee will determine, in its sole discretion, each Retention Participant’s annual retention payment for that Year, based on the Annual Retention Target previously established for that Year, taking into account such Retention Participant’s contribution and performance during that Year (each, an “Annual Retention Payment”). The fact that a Retention Participant may previously have been awarded an Annual Retention Payment at a greater percentage of his or her Base Salary will not obligate the Committee to award such Retention Participant the same percentage in subsequent Years.

2. Distribution. A Retention Participant’s Annual Retention Payment shall be distributed as follows: (a) eighty-five percent (85%) of the Annual Retention Payment shall be paid as soon as practicable following an award, and (b) fifteen percent (15%) of the Annual Retention Payment shall be paid as soon as practicable following the earlier of (i) March 31, 2005, or (ii) the Retention Participant’s death, Disability or involuntary termination of employment by the Company other than for Cause (the earliest to occur will be referred to as the “Deferred Payment Date”).

For the purposes of this Plan, “Disability” shall mean: (A) a determination by a licensed healthcare professional selected by the Committee that a Participant is unable to perform the essential functions of his or her job, with or without a reasonable accommodation, or (B) a determination by the administrator of the Company’s long-term disability plan that a Participant qualifies for benefits under such plan.

3. Involuntary Termination of Employment During a Year. In the event that a Retention Participant’s employment is terminated due to death, Disability or involuntary termination of employment by the Company other than for Cause prior to the end of a Plan Year, such Retention Participant shall be paid (a) 100% of his or her Annual Retention Payment for that Year, based on his or her annual Base Salary, with the percentage within the Annual Retention Target to be determined by the Committee in its sole discretion, and (b) all payments deferred pursuant to Section VI.B.2. In the event of a Retention Participant’s death, payment shall be made to his or her estate or designated beneficiary pursuant to the laws of descent and distribution.

C. Forfeitures. Notwithstanding the above, in the event that a Retention Participant’s employment with the Company is terminated voluntarily by the Retention Participant or by the Company for Cause during any Year, such Retention Participant will not be paid any further Annual Retention Payments. In addition, in the event of such termination of employment prior to the Deferred Payment Date, the Retention Participant shall forfeit any amounts deferred pursuant to Section VI.B.

D. Reallocation of Forfeited Amounts. Any portion of a Retention Participant’s Retention Payment that is forfeited under the terms of this Plan may be reallocated in such amounts, at such times and among such other Retention Participants (or to a replacement Retention Participant) as determined by the Committee in its sole discretion, subject to the terms and conditions set forth in this Section VI.

VII. Conditions to Receipt of Final Payments

No final Retention Payment will be made pursuant to this Plan unless and until the Participant has executed a general release in a form determined by the Company which shall be in substantially the form annexed hereto on Schedule C, and the same becomes effective pursuant to its terms.

VIII. Unfunded Nature of Plan

This Plan shall constitute an unfunded mechanism for the Company to pay the permitted benefits provided hereunder. No fund or trust is created with respect to the Plan, and no participant shall have any security or other interest in the assets of the Company. At its discretion, the Company may establish one or more trusts, with such trustee as the Committee may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable. To the extent any benefits provided under the Plan are actually paid from any such trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by the Company.

IX. Compensation for Benefit Plan Purposes

Benefits paid under this Plan shall not be used to determine benefit amounts under the Company’s benefit programs.

X. Prohibition Against Assignment or Encumbrance

No right, title, interest, or benefit hereunder shall ever be liable for or charged with any of the torts or obligations of a Participant, or be subject to seizure by any creditor or a Participant or any person claiming rights under a Participant. No Participant or any person claiming rights under a Participant shall have the power to sell, transfer, pledge, anticipate, or dispose of any right, title, interest, or benefit hereunder in any manner until the same shall have been actually distributed free and clear pursuant to the terms of the Plan.

XI. Plan Not an Employment Contract

The Plan does not give any Participant the right to continued employment, and all Participants remain subject to change of salary, transfer, change of job, discipline, layoff, discharge or any other change of employment status. Nothing herein shall be deemed to effect an assumption by the Company of any obligation of the Company under any existing employment agreement.

XII. Severability

In the event any provision of the Plan shall be held invalid or illegal for any reason, any such illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions or illegality or invalidity by amendment as provided in the Plan.

XIII. Form of Payment; Withholding of Taxes

Payments of Retention Payments and/or Severance Benefits under this Plan shall be made in a lump sum cash payment. The Company shall have the right to deduct from any payments made under the Plan any federal, state, or local taxes required by law to be withheld with respect to such payments.

XIV. Applicable Law

The Plan shall be governed and construed in accordance with the laws of the State of Louisiana, notwithstanding any conflict of law principles.

XV. Successors

The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of a Participating Employer, and successors of any such corporation or other business entity.

XVI. Effective Date of Plan

The Plan shall become effective as of April 1, 2003 (the “Effective Date”).

XVII. Amendment and Termination of the Plan

This Plan may be amended, modified or terminated only under the conditions set forth in Article II.A.. at any time, and from time to time, and without prior notice to or consent of the Participants, by a written instrument executed by a duly authorized officer of the Company.

Adopted as of the 1st day of April, 2003.